Exhibit 10.12(a)

AMENDMENT TO COMMERCIAL LEASE

This AMENDMENT TO COMMERCIAL LEASE (the “Amendment”) is effective as of the 6th day of May, 2005 by and between BARTMANNS, PERALES & DOLTER, LLC (“Lessor” or “BP&D”) and RUBICON TECHNOLOGY, INC. (“Lessee” or “Rubicon”).

PRELIMINARY STATEMENTS

1. Rubicon is the lessee of certain premises described as 9901-9923 Franklin Avenue, Franklin Park, Illinois (the “Premises”) pursuant to a certain Commercial Lease dated December 23, 2004 (the “Lease”) for a term of ten years commencing with the Commencement Date (as defined in the Lease).

2. Rubicon desires to extend the Commencement Date of the Term, and Rubicon has agreed to make certain monetary payments to BP&D and to perform certain repairs, at Rubicon’s expense, required by the Village of Franklin Park as consideration for BP&D’s extending of the Commencement Date.

3. BP&D and Rubicon desire to amend the Lease as set forth herein.

NOW, THEREFORE, in consideration of the foregoing, and in consideration of the mutual obligations and benefits to be derived by the parties hereto, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Preliminary Statements. The Preliminary Statements set forth above are hereby incorporated by reference as a material part of this Amendment and shall not be deemed mere recitals.

2. Term. BP&D and Rubicon hereby amend the Lease by deleting Paragraph 1 of the Lease in its entirety and inserting in its place as a new Paragraph 1 the following:

“1. The term of this Lease shall commence on the Commencement Date (as defined below) and end on the date immediately preceding the tenth (10th) anniversary of the Commencement Date. As used in this Lease, “Commencement Date” shall mean August 1, 2005. Prior to the Commencement Date, the following shall have occurred: (i) Lessor obtaining record title to the Premises, (ii) Lessee receiving a copy of the existing Phase I Environmental Report on the Property prepared by Noble & Associates, Inc., dated January 22, 2002, and the No Further Remediation Letter issued by the Illinois Environmental Protection Agency dated March 28, 2003, (iii) Lessee obtaining a temporary certificate of occupancy for that portion of the Premises known as 9901 Franklin Avenue from appropriate governmental authorities, and (iv) Masterform Tools, Inc. vacating that portion of the Premises known as 9901 Franklin Avenue and the same are put in a “broom clean” condition ready for occupancy. In the event that the foregoing conditions (i) through (iv) is not satisfied by July 31, 2005, Lessor agrees to refund to Lessee the Security Deposit.”

3. Security Deposit. BP&D and Rubicon hereby amend Paragraph 5 of the Lease by deleting the second sentence thereof and replacing it with the following as a new second sentence of Paragraph 5:

“Lessee shall deposit the Security Deposit in the amount of $23,500 with Lessor on May 6, 2005.”

4. Repairs Required by the Village of Franklin Park. BP&D and Rubicon hereby amend the Lease by inserting as a new Paragraph 44 to the Lease the following:

“44.

a. Lessor and Lessee acknowledge that the Village of Franklin Park has required certain repairs to the Premises pursuant to its pre-sale inspection as set forth on Exhibit “A” attached hereto. In addition to Lessee’s other repair and maintenance obligations set forth elsewhere in this Lease, Lessee hereby agrees, at Lessee’s sole expense, to promptly perform those repairs set forth on Exhibit “B” attached hereto after the Commencement Date of this Lease to the satisfaction of the Village of Franklin Park (as determined by an inspection of the Premises by the Village of Franklin Park after completion of such repairs). The repairs set forth on Exhibit “B” are a portion of the repairs set forth on Exhibit “A”.

b. Lessor agrees, at Lessor’s expense, to perform those repairs to the Premises set forth on Exhibit “A” which are not set forth on Exhibit “B” by July 31, 2005.”

5. Condition Precedent. A condition precedent to the effectiveness of this Amendment is Rubicon’s payment to “BP&D” on or before May 6, 2005 the sum set forth in Paragraphs 3 of this Amendment in the amount of $23,500.

6. Remainder of Lease; Binding Effect. Except as specifically modified by this Amendment, the provisions of the Lease shall remain in full force and effect, unchanged or modified by this Amendment. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors and permitted assigns.

7. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original document, but all of which counterparts shall together constitute one and the same instrument. This Amendment shall not be effective unless and until executed by all parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year first written above, the corporate party or parties by its or their proper officers thereto duly authorized.

“BP&D”

Bartmanns, Perales & Dolter, LLC. an Oklahoma limited liability company

By:	/s/ Bob Bartmann
Bob Bartmann, Manager

“RUBICON”

Rubicon Technology, Inc.
a(n) Delaware corporation

By:	/s/ Hap Hewes
Name:	Hap Hewes
Title:	Senior Vice-President - Operations

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